Exhibit 10.1

Execution Version

SETTLEMENT AND NOTE REPURCHASE AGREEMENT AND RELEASE

This Settlement and Note Repurchase Agreement and Release (this “Agreement”) is entered into as of February 11, 2019, by and between (1) KLS Diversified Master Fund L.P., Silverback Opportunistic Credit Master Fund Limited, Sound Point Beacon Master Fund, LP, Sound Point Credit Opportunities Master Fund, LP, Sound Point Montauk Fund, LP, Whitebox Multi-Strategy Partners, L.P., Whitebox Relative Value Partners, L.P., and Whitebox Asymmetric Partners, L.P. (collectively and together with certain of each of their respective affiliates listed on the schedule attached hereto as Exhibit B, the “Noteholders,” and each such entity, a “Noteholder”), on the one hand, and (2) Ascent Capital Group, Inc., a Delaware corporation (“Ascent”) and William R. Fitzgerald, Jeffery Gardner, Fred Graffam, William Niles, Philip J. Holthouse, Tom McMillin, and Michael J. Pohl (collectively and together with Ascent, the “Ascent Parties,” and each such entity or person individually, an “Ascent Party”), on the other hand. The Noteholders and the Ascent Parties are referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS Ascent is the issuer of those certain 4.00% Convertible Senior Notes due 2020 (CUSIP 043632 AA6) (the “Notes”) issued pursuant to an Indenture, dated as of July 17, 2013 (as amended by the Supplemental Indenture dated August 30, 2018, the “Indenture”), between Ascent and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”);

WHEREAS as of the date of this Agreement, the Noteholders are collectively holders of Notes in the aggregate principal amount of $75,674,000, which represents 78.20% of the aggregate principal amount of the Notes outstanding (the “Subject Notes”);

WHEREAS on August 27, 2018, certain of the Noteholders caused an action to be filed in the Court of Chancery of the State of Delaware, styled KLS Diversified Master Fund L.P. et. al. v. Ascent Capital Group, Inc. et al., C.A. No. 2018-0636 (the “Action”), which alleges certain claims against the Ascent Parties including claims for fraudulent transfer and breach of fiduciary duty against the directors of Ascent;

WHEREAS, the Parties, solely to avoid the costs, disruption, and distraction of litigation, and without admitting the validity of any of the allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the Action be settled and dismissed with prejudice, on the terms set forth in this Agreement (the “Settlement”);

WHEREAS, the Parties have negotiated at arm’s length in an effort to resolve the above-described disputes and matters, and have agreed that it is in their respective best interest to fully and finally resolve the claims asserted in the Action (the “Settled Claims”), on the terms set forth in the Agreement, without the need for further litigation;

WHEREAS, in connection with the Settlement, the Noteholders desire to sell to Ascent, and Ascent desires to purchase from the Noteholders, in a privately negotiated repurchase, the Subject Notes on the terms set forth in this Agreement (the “Note Repurchase”); and

WHEREAS, the Parties intend, through this Agreement, to fully and finally settle the disputes that currently exist between them with respect to the Subject Notes, including without limitation the Settled Claims.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                Agreement Effective Date.  This Agreement shall become effective and binding upon each of the Parties on the date on which this Agreement has been executed and delivered by each of the Parties (such date, the “Agreement Effective Date”).

2.                                Noteholder Consent; Further Assurances.  Not later than immediately prior to the Closing Date (as defined below), each Noteholder shall deliver or cause to be delivered to Ascent and the Trustee, satisfactory written evidence of its consent (each, a “Noteholder Consent”) to certain amendments, supplements, waivers, consents and acknowledgements with respect to the Indenture to be effected by the Second Supplemental Indenture to be dated as of a date on or before the Closing Date (the “Second Supplemental Indenture”), substantially in the form set forth as Exhibit A to this Agreement.  Each Noteholder covenants and agrees to promptly execute and deliver such other documents or instruments and perform all such acts, in addition to the matters herein specified, as necessary or desirable to facilitate, implement, close, validate or give effect to, prior to the Closing Date, such Noteholder’s Noteholder Consent and the Second Supplemental Indenture.

3.                                Note Repurchase and Aggregate Settlement Payment.  On the Closing Date, Ascent, on behalf of the Ascent Parties, shall pay to the Noteholders an aggregate amount of $70,666,176.28 in cash (the “Aggregate Settlement Payment”), consisting of (i) an aggregate of $6,104,720.92 for professional fees and expenses incurred on the Noteholders’ behalf (the “Noteholder Professional Fees” and each professional owed on account thereof, a “Professional”), (ii) an aggregate of $2,000,000.00 in consideration for the Noteholder Consents, (iii) an aggregate of $10,808,555.36 in consideration for and in full and final satisfaction of the Settled Claims as set forth herein, and (iv) an aggregate of $51,752,900.00 on account of the Note Repurchase to be effected by a book entry transfer of all Subject Notes to Ascent.  The Aggregate Settlement Payment, net of the Noteholder Professional Fees, shall be distributed and paid to the Noteholders in the applicable amounts set forth in the allocation schedule attached hereto as Exhibit B, and the Noteholder Professional Fees shall be paid to each Professional in the amounts set forth in Exhibit B, and all forgoing payments shall be made in accordance with the wiring instructions also set forth in Exhibit B.  Payment to the Noteholders of the Aggregate Settlement Payment and delivery to Ascent of the Subject Notes shall occur three (3) business days after the Agreement Effective Date, or on such later date as counsel for the respective Parties shall mutually agree in writing (such date, the “Closing Date”).

4.                                Dismissal of Noteholder Litigation.  Promptly following the Closing Date, the Parties shall file a stipulation of dismissal in the form attached hereto as Exhibit C (the “Stipulation of Dismissal”).

5.                                Conditions to Parties’ Obligations.

A.                                    Conditions to Ascent’s Obligations.  Ascent’s obligation to consummate the Note Repurchase and the Settlement is subject to the satisfaction of each of the following conditions:

(i)                                   Each of the representations and warranties of the Noteholders contained in this Agreement shall be true and correct as of the Agreement Effective Date and the Closing Date, and each Noteholder shall have performed its covenants and obligations under this Agreement;

(ii)                                Each Noteholder shall have executed and delivered to Ascent its respective Noteholder Consent;

(iii)                             The Second Supplemental Indenture shall have been executed and delivered by the parties thereto and shall have become effective;

(iv)                            Each Noteholder shall have delivered, or caused to be delivered, such Noteholder’s right, title and interest in and to its Subject Notes, together with any documents of conveyance or transfer that Ascent may reasonably request, and shall have effected, by delivery of an instruction letter in accordance with the applicable procedures of the Depository Trust Company and the terms of the Indenture, the delivery to Ascent of the Subject Notes in the aggregate principal amount specified opposite such Noteholder’s name in Exhibit B; and

(v)                               The Stipulation of Dismissal shall have been executed and delivered by each of the Parties (to be filed in the Action on the Closing Date as set forth in Section 4 of this Agreement).

B.                                    Conditions to Noteholders’ Obligations.   The Noteholders’ obligation to consummate the Note Repurchase and the Settlement is subject to the satisfaction of each of the following conditions:

(i)                                   Each of the representations and warranties of Ascent contained in this Agreement shall be true and correct as of the Agreement Effective Date and as of the Closing Date, and the Ascent Parties shall have performed their covenants and obligations under this Agreement; and

(ii)                                The Noteholders shall have received from or on behalf of Ascent on the Closing Date their respective allocated amount of the Aggregate Settlement Payment as a wire transfer of immediately available funds in the amounts set forth in Exhibit B to the respective accounts designated in writing to Ascent by each

Noteholder not later than two (2) business days prior to the Closing Date; and

(iii)                             The Noteholder Professional Fees shall have been received by each Professional from Ascent on the Closing Date in the amounts set forth in Exhibit B as a wire transfer of immediately available funds.

6.                                Releases.  For the consideration delivered pursuant to this Agreement and the transactions contemplated thereby, each of the Ascent Parties and the Noteholders agree that:

A.                                  The Ascent Parties, on behalf of themselves and their respective partners, general partners, limited partners, affiliates, parents, subsidiaries (including, without limitation, Monitronics International, Inc.), predecessors, and successors, and all of the foregoing entities’ current and former officers, directors, managers, managing directors, employees, agents, attorneys, advisors, insurers and reinsurers (collectively with the Ascent Parties, the “Ascent Release Parties”), hereby release and discharge (i) the Noteholders, (ii) their respective partners, general partners, limited partners, affiliates, parents, subsidiaries, predecessors, and successors, (iii) all of the foregoing entities’ current and former officers, directors, managers, managing directors, employees, agents, attorneys, advisors, insurers and reinsurers, and (iv) all financial institutions providing custodial or brokerage services to the Noteholders (all of the foregoing, the “Noteholder Release Parties,” and each such entity or person individually, a “Noteholder Release Party”) from any and all claims, liabilities, demands, accounts, reckonings, or causes of action, whether known or unknown, matured or unmatured, arising from, relating to, or in connection with the Action, the Subject Notes and the Indenture; provided that the Ascent Release Parties do not release or discharge the Noteholder Release Parties from any claims, liabilities, demands, accounts, reckonings, or causes of action arising from, relating to, or in connection with a breach of this Agreement.

B.                                  The Noteholders, on behalf of themselves and of each other Noteholder Release Party, hereby release and discharge the Ascent Release Parties from any and all claims, liabilities, demands, accounts, reckonings, or causes of action, whether known or unknown, matured or unmatured, arising from, relating to, or in connection with the Action, the Subject Notes and the Indenture; provided that the Noteholder Release Parties do not release or discharge the Ascent Release Parties from any claims, liabilities, demands, accounts, reckonings, or causes of action arising from, relating to, or in connection with a breach of this Agreement.

7.                                California Civil Code Section 1542.  The Parties expressly waive the benefits of Section 1542 of the Civil Code of the State of California and any rights that the Parties may have thereunder.  Section 1542 of the Civil Code of the State of California provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties acknowledge that each of them may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of the claims released hereunder that, if known or suspected at the time of executing the releases, may have materially affected this Settlement.  Nevertheless, each of the Parties waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.  Each of the Parties acknowledges that it understands the significance and consequence of the releases given and specifically waives any legal principle that limits general releases to known claims only, such as California Civil Code Section 1542.

8.                                Mutual Representations.  Each Party represents, warrants, covenants, and agrees for the benefit of each of the other Parties that as of each of the Agreement Effective Date and the Closing Date:

A.                                  The Party or its authorized representative has read and fully understands this Agreement.

B.                                  It is duly organized, validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

C.                                  No consent or approval is required by any other person or entity in order for it to effectuate the transaction contemplated by, and perform its obligations under, this Agreement.

D.                                  It has all requisite corporate, limited liability company, limited partnership or other power and authority to enter into, execute, and deliver, and perform its obligations under, and consummate the transactions contemplated by, this Agreement, and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate and, to the extent applicable, shareholder, partner or member, action.

E.                                   The execution, delivery, and performance by it of this Agreement does not, and shall not, require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body, other than any requirement for routine tax filings; provided that this subparagraph shall not interfere with any cleansing obligation required by any confidentiality agreement entered into between Ascent and the Noteholders.

F.                                    The execution, delivery, and performance of this Agreement does not and shall not:  (a) violate any provision of law, rules or regulations applicable to it or any of its subsidiaries; (b) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (c) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any court order, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which it or any of its subsidiaries may be bound or to which any of the properties or assets of it or any of its subsidiaries may be subject.

9.                                Representations of the Noteholders.  Each Noteholder, on behalf of itself and any affiliated Noteholder, represents, warrants, covenants and agrees, for the benefit of the other Parties hereto that, as of each of the Agreement Effective Date and the Closing Date:

A.                                    Such Noteholder is the sole legal and beneficial owner of the face amount of the Subject Notes reflected on Exhibit B to this Agreement or is the nominee, investment manager, or advisor for beneficial holders of such Subject Notes and such Subject Notes constitute all of the Notes beneficially owned by such Noteholder or managed by such nominee, investment manager or advisor;

B.                                    Such Noteholder has the full power and authority to act on behalf of, vote and consent to matters concerning its Subject Notes, including without limitation the right to validly deliver its Noteholder Consent, engage in the Notes Repurchase and to settle and release the claims released hereunder;

C.                                    Such Noteholder has good, valid and marketable title to the Subject Notes set forth opposite its name set forth in Exhibit B, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Noteholder’s ability to perform any of its obligations under this Agreement, including the obligation to validly deliver its Noteholder Consent, engage in the Note Repurchase and to settle and release the claims released hereunder at the time such obligations are required to be performed;

D.                                    Such Noteholder is a “qualified institutional buyer” within the meaning of Rule 144A, and an “accredited investor” within the meaning of Rule 501 of Regulation D, under the Securities Act of 1933, as amended (the “Securities Act”);

E.                                     Such Noteholder is not, and has not been during the consecutive three month period preceding the Agreement Effective Date, an “Affiliate” within the meaning of the Indenture of Ascent;

F.                                      Such Noteholder has reviewed or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for it to evaluate the risks inherent in transaction set forth in this Agreement; and

G.                                  None of the Professionals is an employee of any Noteholder for tax purposes or is receiving any payment hereunder with respect to services provided as an employee.

H.                                 Such Noteholder has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Agreement.

10.                         Cooperation of Noteholders. The Noteholders and their attorneys, advisors and other agents and professionals, shall cooperate with Ascent in the event that any holders of Notes other than the Noteholders commence litigation or otherwise take action to oppose the consummation or implementation of this Agreement, the Settlement, the Note Repurchase or the Second Supplemental Indenture.  The Noteholders and their attorneys, advisors and other agents and professionals, shall not assist, provide information to, coordinate with or otherwise support any holder of Notes other than the Noteholders with respect to any action that may adversely affect the Ascent Parties.  Following the Closing Date, the Noteholders shall not purchase or otherwise obtain any Notes other than the Subject Notes from any other holder of the Notes.

11.                         Survival of Representations and Warranties.  All representations and warranties made hereunder shall survive the consummation of the Note Repurchase on the Closing Date.

12.                         No Admissions.  It is understood by the Parties that this Agreement constitutes a compromise of potential, unresolved, and disputed claims. This Agreement, and the negotiation thereof, shall in no way constitute, be construed as, or be evidence of an admission or concession of any violation of any statute or law; of any fault, liability, or wrongdoing; or of any infirmity in the claims or defenses of the Parties with regard to any of the complaints, claims, allegations, or defenses asserted or that could have been asserted in the Action or in connection with the subject matter of this Agreement or the Action.  This Agreement shall not be used, directly or indirectly, in any way, in litigation or other proceedings between the Parties, and this Agreement shall not be admissible as evidence in any legal proceeding between the Parties, other than in litigation or a proceeding to enforce the terms of this Agreement.

13.                         Amendments.  This Agreement may not be modified or amended in any way except in writing, signed by all Parties.

14.                         Notices.  Unless otherwise specified, all notices required or permitted under this Agreement shall be in writing and shall be delivered by email and (1) hand or (2) prepaid delivery service with package tracking capabilities.  Such notices shall be addressed to:

A.                                    For notices to the Ascent Parties:

Ascent Capital Group, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, CO 80111
Attention: William E. Niles
Email: wniles@ascentcapitalgroup.com

with a courtesy copy to (which shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Richard Harper, Esq.
Emanuel C. Grillo, Esq.
Renee L. Wilm, Esq.
Adorys Velazquez, Esq.
Email:	richard.harper@bakerbotts.com;
emanuel.grillo@bakerbotts.com;
renee.wilm@bakerbotts.com;
adorys.velazquez@bakerbotts.com;

B.                                    For notices to the Noteholder Parties:

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: Evan Fleck, Esq.
1850 K Street, NW, Suite 1100
Washington, DC 20006
Attention: Andrew Leblanc, Esq.
Email:	efleck@milbank.com
aleblanc@milbank.com

15.                         GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in state and federal courts sitting in the State of Delaware (collectively, the “Chosen Courts”), and, solely in connection with claims arising out of or related to this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts and courts of appeals therefrom; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto; (d) waives, to the fullest extent permitted by applicable law, any right to a trial by jury; and (e) consents to entry of final judgment by the Chosen Courts.

16.                         Withholding.  If any applicable law (as determined in the good faith discretion of Ascent) requires the deduction or withholding of any tax from any amounts payable to any person pursuant to this Agreement, then Ascent shall be entitled to make such deduction or withholding; provided that Ascent shall not deduct or withhold any tax with respect to a Noteholder or a Professional to the extent such Noteholder or Professional has timely provided the tax forms and documentation required under Section 17 hereof.  Any such amounts so deducted and withheld and paid to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

17.                         Tax Status. The Noteholders shall cause each Professional to provide to Ascent, prior to the Closing Date, a properly completed and duly executed Internal Revenue Service Form W-9 certifying that such Professional is exempt from backup withholding tax.  Each Noteholder shall provide to Ascent, prior to the Closing Date, either (A) a properly completed and duly executed Internal Revenue Service Form W-9 certifying that such Noteholder is exempt from backup withholding tax, or (B) a current properly completed and duly executed copy of the applicable Internal Revenue Service Form W-8 (together with all applicable supporting documentation, including applicable tax forms from all direct or indirect partners/members to the extent the Noteholder is treated as a partnership for U.S. federal income tax purposes) establishing a complete exemption from U.S. federal withholding tax (including tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended) for any interest paid (or deemed paid) by Ascent on the Notes to such Noteholder.

18.                         Successors and Assigns.  The obligations and duties of the Parties under this Agreement may not be assigned or transferred absent written consent of each Party, unless specifically stated otherwise.  This Agreement shall be binding upon the Parties and their respective affiliates, successors and assigns.

19.                         Severability.  The provisions of this Agreement are non-severable.

20.                         Remedies Cumulative.  All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

21.                         Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary from time to time, to effectuate and implement the terms of this Agreement.

22.                         Complete Agreement.  The Parties hereby represent and warrant that no promise or inducement not contained herein has been offered to them, that this Agreement constitutes the entire agreement between them related to the subject matter hereof, and supersedes all prior agreements, oral, or written, among the Parties with respect thereto.  The Parties further represent that this Agreement is executed without any reliance upon any statement or representation by the other, their respective agents, representatives, or attorneys not set forth herein.

23.                         Headings.  The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

24.                         Interpretation and Rules of Construction.  This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  The Parties were each represented by counsel during the negotiations, drafting, and execution of this Agreement.

25.                         Counterparts.  This Agreement may be executed in facsimile or .pdf form in any number of counterparts, each of which shall for all purposes constitute an original, but all of which shall, when taken together, constitute one and the same instrument and agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the dates set forth with their signatures below.

KLS DIVERSIFIED MASTER FUND L.P.		SILVERBACK OPPORTUNISTIC CREDIT MASTER FUND LIMITED,

Dated: February 10, 2019		Dated: February 10, 2019

By:	/s/ Michael Zarrilli	By:	/s/ Robert E. Barron
	Michael Zarrilli		Robert E. Barron
	KLS Diversified Master Fund L.P.		Silverback Opportunistic Credit Master
	KLS Diversified Asset Management		Fund Limited

SOUND POINT BEACON MASTER FUND, LP		SOUND POINT CREDIT OPPORTUNITIES MASTER FUND, LP

Dated: February 11, 2019		Dated: February 11, 2019

By:	/s/ Kevin Gerlitz	By:	/s/ Kevin Gerlitz
	Kevin Gerlitz, Chief Financial Officer		Kevin Gerlitz, Chief Financial Officer
	Sound Point Beacon Master Fund, LP		Sound Point Credit Opportunities Master Fund, LP

SOUND POINT MONTAUK FUND, LP

Dated: February 11, 2019

By:	/s/ Kevin Gerlitz
Kevin Gerlitz, Chief Financial Officer
Sound Point Montauk Fund, LP.

[Signature Page to Settlement and Note Purchase Agreement and Release]

WHITEBOX RELATIVE VALUE PARTNERS, L.P.		WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

Dated: February 11, 2019		Dated: February 11, 2019

By:	/s/ Mark Strefling	By:	/s/ Mark Strefling
	Mark Strefling, Chief Executive Officer and General Counsel		Mark Strefling, Chief Executive Officer and General Counsel
	Whitebox Relative Value Partners, L.P.		Whitebox Multi-Strategy Partners, L.P.

WHITEBOX ASYMMETRIC PARTNERS, L.P.,

Dated: February 11, 2019

By:	/s/ Mark Strefling
Mark Strefling, Chief Executive Officer and General Counsel
Whitebox Asymmetric Partners, L.P.

[Signature Page to Settlement and Note Purchase Agreement and Release]

ASCENT CAPITAL GROUP, INC.		WILLIAM R. FITZGERALD,

Dated: February 8, 2019		Dated: February 8, 2019

By:	/s/ William Niles	By:	/s/ William R. Fitzgerald
	William Niles		William R. Fitzgerald
	Ascent Capital Group, Inc.		c/o Ascent Capital Group, Inc.
	5251 DTC Parkway, Suite 1000		5251 DTC Parkway, Suite 1000
	Greenwood Village, CO 80111		Greenwood Village, CO 80111

JEFFERY GARDNER		FRED GRAFFAM

Dated: February 8, 2019		Dated: February 8, 2019

By:	/s/ Jeffrey Gardner	By:	/s/ Fred Graffam
	Jeffrey Gardner		Fred Graffam
	c/o Ascent Capital Group, Inc.		c/o Ascent Capital Group, Inc.
	5251 DTC Parkway, Suite 1000		5251 DTC Parkway, Suite 1000
	Greenwood Village, CO 80111		Greenwood Village, CO 80111

WILLIAM NILES		PHILIP J. HOLTHOUSE

Dated: February 8, 2019		Dated: February 8, 2019

By:	/s/ William Niles	By:	/s/ Philip J. Holthouse
	William Niles		Philip J. Holthouse
	c/o Ascent Capital Group, Inc.		c/o Ascent Capital Group, Inc.
	5251 DTC Parkway, Suite 1000		5251 DTC Parkway, Suite 1000
	Greenwood Village, CO 80111		Greenwood Village, CO 80111

TOM MCMILLIN		MICHAEL J. POHL

Dated: February 8, 2019		Dated: February 8, 2019

By:	/s/ Tom McMillin	By:	/s/ Michael J. Pohl
	Tom McMillin		Michael J. Pohl
	c/o Ascent Capital Group, Inc.		c/o Ascent Capital Group, Inc.
	5251 DTC Parkway, Suite 1000		5251 DTC Parkway, Suite 1000
	Greenwood Village, CO 80111		Greenwood Village, CO 80111

[Signature Page to Settlement and Note Purchase Agreement and Release]

EXHIBIT A

(Form of Consent and Supplemental Indenture)

[DTC PARTICIPANT LETTERHEAD]

DTC PARTICIPANT CONFIRMATION

February 14, 2019

Ascent Capital Group, Inc.

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Email: ascma@dfking.com

Attn: Andrew Beck

Facsimile No.: (212) 709-3328

RE:               Ascent Capital Group, Inc. 4.00% Convertible Senior Notes due 2020

CUSIP No. 043632 AA6

DTC Participant Account Number: [•]

Ladies and Gentlemen:

Please see the attached Consent of Beneficial Owner[s] (the “Consent”), which evidences the exercise by our customer[s] of [its/their] right to consent with respect to the aggregate principal amount identified for [each] such customer[s] in the table below of the above-referenced securities (the “Notes”) credited to our DTC Participant account on February 11, 2019.

Beneficial	Aggregate Principal Amount of	DTC Participant
Owner/Customer	Notes	Name	Number	CUSIP No.
[ ]	[ ]	[ ]	[ ]	043632 AA6
[ ]	[ ]	[ ]	[ ]	043632 AA6
[ ]	[ ]	[ ]	[ ]	043632 AA6

The undersigned hereby certifies that the information and facts set forth in the attached Consent with respect to the ownership interests of our customer[s] are true and correct, including the aggregate principal amount of Notes credited to our DTC Participant account that are beneficially owned by [each] such customer[s].

Medallion Stamp	Very truly yours,

[PLACE MEDALLION STAMP HERE]	[INSERT NAME OF PARTICIPANT]

BY:
		Name:	[TYPE NAME]
		Title:	[TYPE TITLE]

[BENEFICIAL HOLDER LETTERHEAD]

CONSENT OF BENEFICIAL OWNER[S]

February 14, 2019

Ascent Capital Group, Inc.

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Email: ascma@dfking.com

Attn: Andrew Beck

Facsimile No.: (212) 709-3328

Ladies and Gentlemen:

As of February 11, 2019 (the “Record Date”), the aggregate principal amount of 4.00% Convertible Senior Notes due 2020 (the “Notes”) of Ascent Capital Group, Inc. (the “Company”) set forth in the table below are credited to the DTC account of [NAME OF PARTICIPANT] (the “Participant”) and are beneficially owned by the person[s] (the “Customer[s]”) set forth next to [each] such amount in the table below, [each,] a customer of Participant.

Beneficial	Aggregate Principal Amount of	DTC Participant
Owner/Customer	Notes	Name	Number	CUSIP No.
[ ]	[ ]	[ ]	[ ]	043632 AA6
[ ]	[ ]	[ ]	[ ]	043632 AA6
[ ]	[ ]	[ ]	[ ]	043632 AA6

Customer[s] hereby consent[s], pursuant to Section 9.02 of the Indenture, dated as of July 17, 2013, between the Company, as issuer, and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as amended by that certain First Supplemental Indenture, dated as of August 30, 2018 (the “Indenture”), to the amendments, supplements, waivers, consents and acknowledgements set forth in that certain Second Supplemental Indenture, to be dated on or about February 14, 2019, by and between the Company and the Trustee, in the form attached hereto as Annex A (the “Second Supplemental Indenture”).  The Trustee is hereby requested to and directed to execute and deliver the Second Supplemental Indenture upon the consent of the holders of at least a majority in aggregate principal amount of the Notes outstanding at the close of business on the Record Date.

*   *   *   *   *   *   *   *

Very truly yours,

[INSERT NAME OF CUSTOMER]

BY:
Name: [TYPE NAME]
Title: [TYPE TITLE]

[INSERT NAME OF CUSTOMER]

BY:
Name: [TYPE NAME]
Title: [TYPE TITLE]

[INSERT NAME OF CUSTOMER]

BY:
Name: [TYPE NAME]
Title: [TYPE TITLE]

ANNEX A

Form of Second Supplemental Indenture

[Attached]

FORM OF SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of February [•], 2019, between Ascent Capital Group, Inc., a Delaware corporation (the “Company”), as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), is to the Indenture, dated as of July 17, 2013 (as amended by the Supplemental Indenture dated August 30, 2018, the “Indenture”).  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee are parties to the Indenture, which provides for the issuance of the Company’s 4.00% Convertible Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that, in certain circumstances, the Trustee and the Company may supplement the Indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Company intends to supplement the Indenture to (a) remove from (i) each of Section 6.01(d) and Section 6.01(e) the reference to “or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary)” and (ii) Section 6.01(h) the reference to “any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,” and (b) allow conversion of the Company into a non-corporate legal form;

WHEREAS, the holders of approximately 78.20% of the aggregate principal amount of the outstanding Notes have consented to the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Company to the Trustee;

WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith to the Trustee, the Officers’ Certificate and Opinion of Counsel referred to in Section 9.05 of the Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

RELATION TO INDENTURE; GENERAL REFERENCES

SECTION 1.01              Relation to Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form an integral part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 1.02              General References.  All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other words of similar import refer to this Supplemental Indenture.

ARTICLE II

AMENDMENTS

SECTION 2.01              Amendment of Section 4.05 of the Indenture.  Section 4.05 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 4.05.  Existence.  Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, or, if it has converted to a non-corporate legal form in accordance with the procedures provided herein, its partnership, limited liability company or other existence; provided that the Company may utilize any conversion procedures provided for under the laws of the jurisdiction of its organization to convert from one legal form of organization to another legal form, subject to the condition that the Company must comply with Section 10.01(a) in connection with any such conversion.”

SECTION 2.02              Amendment of Section 6.01(d) and Section 6.01(e) of the Indenture.

(a) Section 6.01(d) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(d)                           a default or defaults under any bonds, debentures, notes or other evidences of indebtedness (other than the Notes) by the Company having, individually or in the aggregate, a principal or similar amount outstanding of at least $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $25,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;”

(b) Section 6.01(e) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(e)                            the entry against the Company of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $25,000,000, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;”

SECTION 2.03              Amendment of Section 6.01(h) of the Indenture.  Section 6.01(h) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(h)                           (i) the Company, pursuant to or within the meaning of any Bankruptcy Law:

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(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                admits, in writing, its inability generally to pay its debts as they become due; or

(ii)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company in an involuntary case;

(B)                               appoints a Custodian of the Company for all or substantially all of the property of the Company; or

(C)                               orders the liquidation of the Company and the order or decree remains unstayed and in effect for 60 consecutive days.”

SECTION 2.04              Amendment of Section 9.01 of the Indenture.  Section 9.01 of the Indenture is hereby amended to add a new clause (j) immediately following clause (i) to read as follows:

“(j)                              to provide for the conversion of the Company from a corporation to a limited liability company, partnership or other legal entity pursuant to Article 10.”

SECTION 2.05              Amendment of Section 10.01 of the Indenture.  Section 10.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 10.01.             Company May Consolidate, Etc. on Specified Terms.  Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another Person, or convert pursuant to the laws of the state of incorporation or formation of the Company into a different form of legal entity, unless:

(a) the resulting, surviving or transferee Person, including the Company following any such conversion (the “Successor Company”) shall be a corporation, partnership, limited liability company or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and

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(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Upon any such consolidation, merger, conveyance, transfer, conversion or lease the Successor Company shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 10.01, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company to another Person.”

SECTION 2.06              Amendment of Section 10.02 of the Indenture.  Section 10.02 of the Indenture is hereby amended to replace all references to “consolidation, merger, conveyance, transfer or lease” with references to “consolidation, merger, conveyance, transfer, conversion or lease”.

SECTION 2.07              Effect of Amendments.  The Notes are hereby amended to be consistent with the other amendments to the Indenture effected by this Supplemental Indenture.  The parties hereto hereby agree that the Company shall not be required under Section 9.04 of the Indenture to issue a new Global Note reflecting the terms amended in accordance with this Supplemental Indenture.  The parties further agree that any Notes issued after the date hereof shall reflect the terms of the Indenture as amended by this Supplemental Indenture and any subsequent amendments or supplemental indentures.

ARTICLE III

MISCELLANEOUS

SECTION 3.01              Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE.

SECTION 3.02              Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.03              Severability. In the event any provision in this Supplemental Indenture or in the Notes as amended by this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 3.04              Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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SECTION 3.05              Successors. All the agreements of the Company and Trustee contained in this Supplemental Indenture shall bind each of their respective successors and assigns whether so expressed or not.

SECTION 3.06              Effect of Headings.  The article and section headings herein have been inserted for convenience of reference only and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[Rest of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ASCENT CAPITAL GROUP, INC.

By:
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page to Second Supplemental Indenture

EXHIBIT C

(Form of Stipulation of Dismissal)

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

KLS DIVERSIFIED MASTER FUND L.P.,	)
SILVERBACK OPPORTUNISTIC CREDIT	)
MASTER FUND LIMITED, SOUND	)
POINT BEACON MASTER FUND, LP,	)
SOUND POINT CREDIT	)	C.A. No.: 2018-0636-JRS
OPPORTUNITIES MASTER FUND, LP,	)
SOUND POINT MONTAUK FUND, LP,	)
WHITEBOX MULTI-STRATEGY	)
PARTNERS, L.P., WHITEBOX	)
RELATIVE VALUE PARTNERS, L.P., and WHITEBOX ASYMMETRIC PARTNERS, L.P., individually and on behalf of ASCENT CAPITAL GROUP, INC.,	) ) ) )
)
Plaintiffs,	)
)
v.	)
)
)
ASCENT CAPITAL GROUP, INC. (as a nominal defendant), WILLIAM R. FITZGERALD, JEFFERY GARDNER, FRED GRAFFAM, WILLIAM NILES, PHILIP J. HOLTHOUSE, TOM MCMILLIN, and MICHAEL J. POHL,	) ) ) ) ) )
)
Defendants.	)

STIPULATION OF DISMISSAL

WHEREAS, the parties have settled their dispute and have agreed to dismiss this action;

IT IS HEREBY STIPULATED AND AGREED, by and between Plaintiffs KLS Diversified Master Fund L.P., Silverback Opportunistic Credit

Master Fund Limited, Sound Point Beacon Master Fund, LP, Sound Point Credit Opportunities Master Fund, LP, Sound Point Montauk Fund, LP, Whitebox Multi-Strategy Partners, L.P., Whitebox Relative Value Partners, L.P., and Whitebox Asymmetric Partners, L.P., individually and on behalf of Ascent Capital Group, Inc, and Defendants Ascent Capital Group, Inc. William R. Fitzgerald, Jeffery Gardner, Fred Graffam, William Niles, Philip J. Holthouse, Tom McMillin, and Michael J. Pohl, through their undersigned counsel, pursuant to Court of Chancery Rule 41(a)(1)(ii), that the above-captioned case is hereby dismissed with prejudice, with each party to bear its own costs, fees, and expenses.

WHITEFORD, TAYLOR & PRESTON, LLC
OF COUNSEL:
/s/
MILBANK, TWEED, HADLEY & McCLOY LLP	Chad J. Toms (No. 4155)
Kaan Ekiner (No. 5607)
405 North King Street, Suite 500
Dennis F. Dunne	Wilmington, Delaware 19801
Alan J. Stone	(302) 357-3254
Andrew M. Leblanc
Evan R. Fleck	Attorneys for Plaintiffs
28 Liberty Street
New York, NY 10005
(212) 530-5000

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POTTER ANDERSON & CORROON LLP

OF COUNSEL:	By:	/s/
Peter J. Walsh, Jr. (#2437)
Richard B. Harper		Jeremy W. Ryan (#4057)
Emanuel Grillo		Jacob R. Kirkham (#5768)
Jessica Rosenbaum		1313 N. Market Street, 6th Floor
BAKER BOTTS LLP		Wilmington, Delaware 19899-0951
30 Rockefeller Plaza		(302) 984-6000
New York, New York 10112
T: 212-408-2500	Attorneys for Defendants and Nominal Defendant

Thomas E. O’Brien
BAKER BOTTS LLP
2001 Ross Ave #1100
Dallas, Texas 75201
T: 214-953-6934

Dated:

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